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EXHIBIT 23.2

Consent of Independent Certified Public Accountants

CardioTech International, Inc.
Woburn, Massachusetts

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of our audit report dated May 18, 2001, relating to the financial statements of CardioTech International, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2001.

/s/ BDO Seidman, LLP
Boston Massachusetts
December 18, 2002

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  EXHIBIT 23.2
Consent of Independent Certified Public Accountants